Exhibit 99.1

GETTY IMAGES REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2004

Global Leader Reports 20 Percent Revenue Growth and Raises Guidance for 2004

SEATTLE, April 22, 2004 – Getty Images, Inc. (NYSE:GYI), the world’s leading imagery company, today reported results for the first quarter ended March 31, 2004.

Quarterly Highlights

•	Revenue grew 20 percent over the first quarter of 2003

•	Operating margin improved to more than 27 percent compared to 18 percent in the year-ago period

•	Earnings per diluted share increased 87 percent to $0.43 from $0.23 in the first quarter of 2003

“Our strong results in the first quarter underscore the leverage in our business model and reinforce our optimism for 2004. The sales momentum and positive market trends we began to see at the end of 2003 continued throughout the first quarter of this year, with revenue improving consecutively each month, resulting in record revenue of $156.5 million and an operating margin of more than 27 percent,” said Jonathan Klein, Getty Images’ co-founder and CEO.

For the first quarter, revenue grew 20.1 percent to $156.5 million, compared to $130.3 million in the first quarter of 2003. Excluding the effects of changes in currency exchange rates, revenue grew 11 percent. Operating income for the first quarter of 2004 grew 79.5 percent to $42.9 million, or 27.4 percent of revenue, compared to $23.9 million, or 18.4 percent of revenue, in the same quarter last year, as the company held operating expenses near year earlier levels.

Net income almost doubled to $26.1 million, or $0.43 per diluted share, from $13.2 million, or $0.23 per diluted share.

Gross margin for the quarter was 72.0 percent, up from 71.4 percent in the first quarter of 2003. Selling, general and administrative expenses (SG&A) totaled $54.7 million, up $1.4 million from the first quarter of 2003. As a percentage of revenue, SG&A declined substantially to 35.0 percent in the first quarter of 2004 compared to 41.0 percent in the same quarter last year. Excluding the effects of changes in currency exchange rates, SG&A declined $2.1 million from the first quarter of 2003.

Cash and short-term investment balances were $356.6 million at March 31, 2004, up from $307.6 million at December 31, 2003.

For the first quarter of 2004, net cash provided by operating activities nearly doubled to $43.7 million from $22.0 million for the same period of 2003. The acquisition of property and equipment amounted to $9.1 million, compared to $8.2 million for the first quarter of 2003.

Business Outlook

The following forward-looking statements reflect Getty Images’ expectations as of April 22, 2004. The company’s outlook remains positive about business conditions for the second quarter and the remainder of the year. Changes in currency exchange rates and seasonally lower sales typically experienced in the second quarter may negatively impact the company’s second quarter revenues compared to first quarter revenues. Therefore, the company expects to report revenue in the range of $148 million to $151 million. Excluding the effects of currency, this revenue guidance implies approximately 11 percent year over year growth. The company expects to report earnings per diluted share of $0.37 to $0.40 for the second quarter of 2004.

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Getty Images, Inc.

First Quarter 2004 Financial Results

The company is raising guidance for 2004, and expects to report revenue in the range of $600 million to $610 million and earnings per diluted share of $1.55 to $1.65.

Webcast information

The company will host a conference call today at 2:00 pm PT. The dial-in number is 800.289.0468 (North America) or 913.981.5517 (international), confirmation number 414964. There will be a live webcast of the conference call, which can be accessed from the Investors page in the About Us section of the Getty Images Web site at www.gettyimages.com. The company will also provide a replay of the conference call at 888.203.1112 (North America) or 719.457.0820 (international), confirmation number 414964, until April 24, at 9:00 pm PT. The webcast will be archived on the Getty Images Web site and will be available until April 22, 2005.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by the company as well as from risks and uncertainties beyond the company’s control. These risks and uncertainties include, among others, the risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Form 10-K for the year ended December 31, 2003. Except as required by law, Getty Images undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or other events.

About Getty Images

Getty Images is the world’s leading imagery company, creating and providing the largest and most relevant collection of still and moving images to communication professionals around the globe. From sports and news photography to archival and contemporary imagery, Getty Images’ products are found each day in newspapers, magazines, advertising, films, television, books and Web sites. Getty Images’ Web site, www.gettyimages.com, is the first place customers turn to search, purchase and download powerful imagery. Seattle-headquartered Getty Images is a global company, and has customers in more than 50 countries.

Contacts:

Investors:	Media:
Kira Bacon	Deb Trevino
Vice President, Investor Relations	Senior Vice President, Communications
206.925.6448	206.925.6474
kira.bacon@gettyimages.com	deb.trevino@gettyimages.com

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Getty Images, Inc.

First Quarter 2004 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

THREE MONTHS ENDED MARCH 31, (In thousands, except per share amounts)	2004	2003
Revenue	$156,512	$130,317
Cost of sales	43,806	37,315

Gross profit	112,706	93,002

Selling, general and administrative expenses	54,718	53,365
Depreciation	13,823	14,934
Amortization	1,094	934
Other operating expenses (income)	129	(160)

Operating expenses	69,764	69,073

Income from operations	42,942	23,929
Interest expense	(1,067)	(3,758)
Interest income	1,753	602
Exchange (losses) gains, net	(708)	915
Other (expenses) income, net	(10)	5

Income before income taxes	42,910	21,693
Income tax expense	(16,824)	(8,463)

Net income	$26,086	$13,230

Earnings per share
Basic	$0.45	$0.25
Diluted	0.43	0.23

Shares used in computing earnings per share
Basic	57,666	53,989
Diluted	60,157	56,782

Getty Images, Inc.

First Quarter 2004 Financial Results

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands)	MARCH 31, 2004	DECEMBER 31, 2003
ASSETS
Current assets
Cash and cash equivalents	$132,476	$140,058
Short-term investments	224,140	167,525
Accounts receivable, net	83,865	75,781
Prepaid expenses	8,836	9,693
Deferred income taxes, net	12,697	13,206
Other current assets	2,459	1,246

Total current assets	464,473	407,509
Property and equipment, net	119,304	123,268
Goodwill	603,172	603,024
Identifiable intangible assets, net	15,501	16,615
Deferred income taxes, net	53,483	62,567
Other long-term assets	10,490	11,101

Total assets	$1,266,423	$1,224,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$71,834	$64,454
Accrued expenses	34,845	42,459
Income taxes payable	5,544	8,170

Total current liabilities	112,223	115,083
Long-term debt	265,000	265,011
Other long-term liabilities	8,792	8,184

Total liabilities	386,015	388,278

Stockholders’ equity
Common stock	580	573
Additional paid-in capital	1,114,832	1,098,249
Unearned compensation	(367)	(448)
Accumulated deficit	(249,167)	(275,253)
Accumulated other comprehensive income	14,530	12,685

Total stockholders’ equity	880,408	835,806

Total liabilities and stockholders’ equity	$1,266,423	$1,224,084

Getty Images, Inc.

First Quarter 2004 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

THREE MONTHS ENDED MARCH 31, (In thousands)	2004	2003
Cash flows from operating activities
Net income	$26,086	$13,230
Adjustments to reconcile net income to net cash provided by operating activities
Deferred income taxes	14,636	6,924
Depreciation	13,823	14,934
Bad debt expense	1,421	1,315
Amortization of identifiable intangible assets	1,094	934
Amortization of debt issuance costs	477	313
Other changes in long-term assets and liabilities	1,021	(34)
Changes in current assets and liabilities, net of effects of business acquisitions
Accounts receivable	(11,154)	(6,724)
Accounts payable	7,024	1,467
Accrued expenses	(8,035)	(8,941)
Income taxes payable	(3,144)	(723)
Changes in other current assets and liabilities	424	(733)

Net cash provided by operating activities	43,673	21,962

Cash flows from investing activities
Acquisition of available-for-sale investments	(113,952)	(14,664)
Proceeds from sale of available-for-sale investments	58,232	—
Acquisition of property and equipment	(9,097)	(8,194)
Acquisition of businesses, net of cash acquired	—	(2,383)
Proceeds from the disposition of assets	—	300

Net cash used in investing activities	(64,817)	(24,941)

Cash flows from financing activities
Proceeds from the issuance of common stock	12,448	4,894
Debt issuance costs paid	(136)	—

Net cash provided by financing activities	12,312	4,894

Effects of exchange rate differences	1,250	316

Net (decrease) increase in cash and cash equivalents	(7,582)	2,231
Cash and cash equivalents, beginning of period	140,058	76,105

Cash and cash equivalents, end of period	$132,476	$78,336